Exhibit 10.94
THE PROGRESSIVE CORPORATION
DIRECTORS RESTRICTED STOCK DEFERRAL PLAN
(2008 Amendment and Restatement)
WHEREAS, The Progressive Corporation (“Company”) maintains The Progressive Corporation Directors Restricted Stock Deferral Plan pursuant to a plan document dated February 1, 2004, and one amendment thereto; and
WHEREAS, it is desired to amend and restate the Plan;
NOW, THEREFORE, effective January 1, 2008, the Plan is hereby amended and restated in its entirety to provide as follows:
ARTICLE I
PURPOSE; PARTICIPATION
1.1 Purpose. The purpose of this plan, which shall be known as The Progressive Corporation Directors Restricted Stock Deferral Plan (the “Plan”) is to provide directors of the Company who are not employees of the Company or its subsidiaries with an opportunity to defer the receipt of Common Shares with respect to Eligible Restricted Stock Awards.
ARTICLE II
DEFINITIONS
For purposes of this Plan, the following terms shall have the following meanings:
“Board” means the Board of Directors of the Company.